Exhibit 99.1

NEWS RELEASE

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

Average Loans Grew $1.9 Billion from 2007

Credit Costs Stable Given Current Economic Environment

Expense Controls Include Workforce Reductions

New Preferred Stock Enhances Already Strong Capital Levels

EPS Impacts from Severance (12 Cents),

Preferred Stock Dividends (11 Cents)

DALLAS/January 22, 2009 — Comerica Incorporated (NYSE: CMA) today reported fourth quarter 2008 net income applicable to common stock of $3 million, or $0.02 per diluted share, compared to $28 million, or $0.19 per diluted share, for the third quarter 2008 and $119 million, or $0.79 per diluted share, for the fourth quarter 2007.  Fourth quarter and full-year 2008 net income applicable to common stock were each net of $17 million of accumulated preferred stock dividends related to perpetual preferred shares issued to the U. S. Treasury as part of the Capital Purchase Program (the Purchase Program).  Fourth quarter 2008 included a $192 million provision for loan losses, compared to $165 million for the third quarter 2008 and $108 million for the fourth quarter 2007.  Fourth quarter 2008 also reflected $29 million ($18 million after-tax, or $0.12 per diluted share) of severance-related expenses.

(dollar amounts in millions, except per share data)	4th Qtr ’08		3rd Qtr ’08	4th Qtr ’07
Net interest income	$431		$466	$489
Provision for loan losses	192		165	108
Noninterest income	174		240	230
Noninterest expenses	411		514	450

Net income	20		28	119
Preferred stock dividends	17		—	—
Net income applicable to common stock	3		28	119

Diluted earnings per common share	0.02		0.19	0.79

Return on average common shareholders’ equity	0.19%		2.25%	9.35%
Tier 1 capital ratio	10.67	*	7.32	7.51
Tangible common equity ratio	7.21		7.60	7.97

Net interest margin	2.82		3.11	3.43

*December 31, 2008 ratio is estimated.

Net income applicable to common stock for full-year 2008 was $196 million, or $1.29 per diluted share, compared to $686 million, or $4.43 per diluted share, for full-year 2007.  The most significant items contributing to the decrease in net income applicable to common stock were an increase in the provision for credit losses of $493 million, a decrease in net interest income of $188 million, the net $84 million loss impact in 2008 related to auction-rate securities (ARS) and $34 million of 2008 severance-related expenses.  These were partially offset by a $60 million increase in securities gains.

The following table illustrates the after-tax impact of certain items on net income applicable to common stock.

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COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

(dollar amounts in millions,	4th Qtr ’08		3rd Qtr ’08		Full Year 2008
except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share

Net impact of ARS*	$8	$0.05	$(61)	$(0.40)	$(53)	$(0.35)
Gains on sales of Visa and MasterCard shares	—	—	17	0.11	39	0.26
Tax-related non-cash charges to lease income	—	—	(6)	(0.04)	(24)	(0.16)
Severance-related expenses	(18)	(0.12)	(1)	(0.01)	(21)	(0.14)
Reversal of Visa loss-sharing expense	—	—	—	—	8	0.05
Other tax-related items	—	—	(1)	—	(9)	(0.06)
Preferred stock dividends	(17)	(0.11)	—	—	(17)	(0.11)

* Includes net loss on offer to repurchase ARS and gains on sales of ARS. Excludes impact of ARS on net interest margin.

“Mounting job losses and an economy headed deeper into recession have dampened business and consumer confidence,” said Ralph W. Babb Jr., chairman and chief executive officer. “We have stayed close to our customers during this incredibly tumultuous phase of the economic cycle, a testament to the skill and experience of our people and our strong focus on relationships.

“Our capital position is strong. Our Tier 1 capital ratio is estimated to be 10.67 percent at December 31, 2008. In addition, the quality of our capital is solid, as evidenced by a Tier 1 common capital ratio of 7.08 percent and a tangible common equity ratio of 7.21 percent. Within this uncertain economic environment, we are working diligently to leverage our strong capital, which was enhanced by our participation in the U.S. Treasury Department’s Capital Purchase Program.

“With the appropriate pricing and credit standards in place, we are focusing our lending efforts on new and existing relationship customers for whom we serve as trusted advisors. This includes small businesses, middle market companies and wealth management clients in Texas and California. The additional capital also enables us to support the battered housing market through our purchase of mortgage-backed government agency securities.

“We are focused on controlling expenses, as evidenced by several initiatives to streamline operations and leverage technology. We have reduced our workforce by about 5 percent since the end of 2007 and expect to reduce it another 5 percent, largely to be completed by the end of the first quarter.  In addition, we are freezing salaries in 2009 for the top 20 percent of our workforce. We also plan to slow our banking center expansion program, and will continue to reduce our capital expenditures and discretionary expenses in this challenged environment.”

Fourth Quarter and Full Year 2008 Overview

Fourth Quarter 2008 Compared to Third Quarter 2008

•                  On an annualized basis, average loans, excluding Financial Services Division (FSD) loans, declined one percent, with declines of seven percent in the Western market and two percent in the Midwest market partially offset by growth of 15 percent in the Texas market. The declines reflected reduced demand from customers in rapidly deteriorating economic environments.  Average loans, excluding Financial Services Division loans, increased three percent when compared to the fourth quarter 2007.

•                  On an annualized basis, excluding Financial Services Division deposits, average noninterest-bearing deposits increased seven percent.

•                  The net interest margin of 2.82 percent decreased from 3.11 percent in the third quarter 2008, and reflected the negative impact of three Federal Reserve rate cuts totaling 175 basis points in a challenging deposit pricing environment, partially offset by improved loan pricing.

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

Fourth Quarter 2008 Compared to Third Quarter 2008 (continued)

•                  Net credit-related charge-offs were $133 million, or 104 basis points as a percent of average total loans, for the fourth quarter 2008, compared to $116 million, or 90 basis points as a percent of average total loans, for the third quarter 2008.  The provision for loan losses was $192 million for the fourth quarter 2008, compared to $165 million for the third quarter 2008, and the period-end allowance to total loans ratio increased to 1.52 percent from 1.38 percent at September 30, 2008.

•                  Noninterest expenses decreased $103 million from the third quarter, primarily due to the third quarter $96 million charge related to the repurchase of ARS and an $11 million decrease in the provision for credit losses on lending-related commitments. This decrease was partially offset by severance-related expenses of $29 million in the fourth quarter 2008 related to the elimination of about five percent of the workforce.

•                  The estimated Tier 1 common and Tier 1 capital ratios were 7.08 percent and 10.67 percent, respectively.

Full Year 2008 Compared to Full Year 2007

•                  Average loan growth, excluding Financial Services Division loans, was six percent, with growth of 14 percent in the Texas market, six percent in the Western market and three percent in the Midwest market.

•                  Excluding Financial Services Division deposits, average noninterest-bearing deposits increased six percent.

•                  The net interest margin was 3.02 percent for 2008, compared to 3.66 percent for 2007.  The 2008 average Federal Funds rate declined more than 300 basis points from the average rate for 2007.

•                  Net credit-related charge-offs were 91 basis points as a percent of average total loans for 2008, compared to 31 basis points for 2007, largely due to deterioration in the residential real estate development sector as housing prices continued to fall.

•                  Excluding the $88 million net charge related to the repurchase of ARS in 2008, noninterest expenses decreased $28 million, or two percent, from 2007.

Net Interest Income and Net Interest Margin

(dollar amounts in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net interest income	$431	$466	$489

Net interest margin	2.82%	3.11%	3.43%

Selected average balances:
Total earning assets	$61,134	$59,946	$56,621
Total investment securities	8,734	8,146	5,533
Total loans	51,338	51,508	50,699
Total loans, excluding FSD loans (primarily low-rate)	51,015	51,107	49,758

Total core deposits*, excluding FSD	30,944	31,439	32,129
Total noninterest-bearing deposits	10,575	10,646	10,533
Total noninterest-bearing deposits, excluding FSD	9,255	9,104	8,473

*Core deposits exclude other time deposits and foreign office time deposits.

•                  The $35 million decrease in net interest income in the fourth quarter 2008, when compared to third quarter 2008, reflected the negative impact of three Federal Reserve rate cuts totaling 175 basis points in a challenging deposit pricing environment, partially offset by improved loan spreads.

•                  December 31, 2008 core deposits, excluding the Financial Services Division, decreased $224 million compared to September 30, 2008, due to a decrease in money market investment accounts, partially offset by an increase in customer certificates of deposit.

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

•                  Total average Financial Services Division deposits decreased $295 million from the third quarter 2008. This division serves title and escrow companies that facilitate residential mortgage transactions and benefits from customer deposits related to mortgage escrow balances. Deposits declined due to the impact of reduced home prices, as well as lower home mortgage financing and refinancing activity.

Noninterest Income

Noninterest income was $174 million for the fourth quarter 2008, compared to $240 million for the third quarter 2008 and $230 million for the fourth quarter 2007. Net securities gains in the fourth quarter 2008 included $4 million from the sale of ARS and net securities gains in the third quarter 2008 included $27 million from the sale of Comerica’s remaining ownership of Visa shares. Decreases in deferred compensation asset returns of $12 million and net income (loss) from principal investing and warrants of $6 million also contributed to the decline in noninterest income.  Certain categories of noninterest income are highlighted in the table below.

(in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net securities gains	$4	$27	$3
Other noninterest income
Net income (loss) from principal investing and warrants	(5)	1	6
Deferred compensation asset returns*	(18)	(6)	2

* Compensation deferred by Comerica officers is invested in stocks and bonds to reflect the investment selections of the officers. Income (loss) earned on these assets is reported in noninterest income and the offsetting increase (decrease) in the liability is reported in salaries expense.

Noninterest Expenses

Noninterest expenses were $411 million for the fourth quarter 2008, compared to $514 million for the third quarter 2008 and $450 million for the fourth quarter 2007. The $103 million decrease in noninterest expenses in the fourth quarter 2008, compared to the third quarter 2008, reflected a fourth quarter reversal of $8 million of the third quarter $96 million charge related to the repurchase of ARS (included in “litigation and operational losses”), an $11 million decrease in the provision for credit losses on lending-related commitments and a $5 million decrease in salaries expense, partially offset by a $7 million increase in employee benefits, mostly due to severance-related expenses.  The fourth quarter 2008 ARS reversal resulted from fewer than expected eligible securities submitted for repurchase by customers. The decrease in salaries expense was primarily due to decreases in incentives and deferred compensation plan costs (offset by a decrease in deferred compensation asset returns in noninterest income), partially offset by an increase in severance related to the elimination of approximately 570 positions, most to occur early in first quarter 2009. Severance-related expenses were $29 million in the fourth quarter 2008.  Certain categories of noninterest expenses are highlighted in the following table.

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

	4th Qtr ’08	3rd Qtr ’08		4th Qtr ’07
Salaries
Regular salaries	$152	$155		$163
Severance	24	2		3
Incentives	19	31		36
Deferred compensation plan costs	(18)	(6)		2
Share-based compensation	10	10		12
Total salaries	187	192		216
Employee benefits
Regular benefits	48	46		48
Severance-related benefits	5	—		—
Total employee benefits	53	46		48

Litigation and operational losses	3 *	105	*	18
Provision for credit losses on lending-related commitments	(2)	9		3
Other noninterest expenses
FDIC insurance	7	6		1

*  Fourth quarter 2008 litigation and operational losses were net of a reversal of $8 million of the $96 million charge related to the repurchase of auction-rate securities from customers recorded in the third quarter 2008.

Credit Quality

“Our credit costs remained stable, even as the economy deteriorated rapidly in the fourth quarter,” said Babb. “We continue to monitor the performance of our customers very closely with credit quality reviews, risk rating migration analysis and stress testing.  In addition, we are aggressively managing our problem loans by moving them to our workout area at the first sign of stress.  We are working hard to stay ahead of the issues. Our strong focus on credit is evidenced by the continued reduction of exposure to California residential real estate development as well as the automotive industry, given the challenges that these sectors continue to face.”

•                  The allowance to total loans ratio increased to 1.52 percent at December 31, 2008, from 1.38 percent at September 30, 2008 and 1.10 percent at December 31, 2007.

•                  The provision for loan losses and loan quality reflected increasing challenges in the Midwest and the weakened economies in other markets.

•                  Net credit-related charge-offs in the Commercial Real Estate business line in the fourth quarter 2008 were $59 million, of which $37 million were from residential real estate developers in the Western market. Comparable numbers for the third quarter 2008 were $57 million in total, of which $39 million were from residential real estate developers in the Western market.

•                  Net loan charge-offs excluding the Commercial Real Estate business line were $74 million in the fourth quarter 2008, or 66 basis points of average non-Commercial Real Estate loans, compared to $59 million, or 52 basis points, in the third quarter 2008.

•                  Nonperforming assets increased to 1.94 percent of total loans and foreclosed property at December 31, 2008. During the fourth quarter, $258 million of loan relationships greater than $2 million were transferred to nonaccrual status, a decrease of $22 million from the third quarter 2008.  Of the transfers of loan relationships greater than $2 million to nonaccrual in the fourth quarter 2008, $163 million were in the Commercial Real Estate business line, an increase of $18 million from the third quarter 2008.

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

(dollar amounts in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net loan charge-offs	$133	$116	$63
Net lending-related commitment charge-offs	—	—	1
Total net credit-related charge-offs	133	116	64
Net loan charge-offs/Average total loans	1.04%	0.90%	0.50%
Net credit-related charge-offs/Average total loans	1.04	0.90	0.50

Provision for loan losses	$192	$165	$108
Provision for credit losses on lending-related commitments	(2)	9	3
Total provision for credit losses	190	174	111

Nonperforming loans	916	863	404
Nonperforming assets (NPAs)	982	881	423
NPAs/Total loans and foreclosed property	1.94%	1.71%	0.83%

Allowance for loan losses	$770	$712	$557
Allowance for credit losses on lending-related commitments*	38	40	21
Total allowance for credit losses	808	752	578
Allowance for loan losses/Total loans	1.52%	1.38%	1.10%
Allowance for loan losses/Nonperforming loans	84	82	138

*Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

Balance Sheet and Capital Management

Total assets and common shareholders’ equity were $67.5 billion and $5.0 billion, respectively, at December 31, 2008, compared to $65.2 billion and $5.1 billion, respectively, at September 30, 2008. To preserve and enhance balance sheet strength in this uncertain economic environment, Comerica lowered the quarterly cash dividend rate by 50 percent in the fourth quarter 2008, to $0.33 per common share.  The preferred stock issued under the Purchase Program in the fourth quarter 2008 qualifies as Tier 1 capital and pays a cumulative dividend rate of five percent per annum on the face value of $2.25 billion.  The cash dividend combined with the accretion of a related discount results in an effective preferred dividend rate of 6.3 percent.  The related discount resulted from a difference between the fair value and the face value of the preferred stock at issuance. There were approximately 150 million common shares outstanding at December 31, 2008.  No shares were repurchased in the open market in 2008.

Comerica’s fourth quarter 2008 estimated Tier 1 common, Tier 1 and total risk-based capital ratios were 7.08 percent, 10.67 percent and 14.73 percent, respectively.

Full-Year 2009 Outlook Compared to Full-Year 2008

Management provides the following general comments with the observation that it is increasingly difficult to forecast in the current uncertain economic environment.

•                  Management expects to focus on new and expanding relationships, particularly in Small Business, Middle Market and Wealth Management in Texas and California with the appropriate pricing and credit standards.

•                  Management expects average full-year net interest margin pressure will continue.  Management anticipates no change in the Federal Funds rate.  Management also expects continued improvement in loan spreads, challenging deposit pricing and demand deposits that provide less value in an historically low interest rate environment.

•                  Management expects full-year net credit-related charge-offs to remain consistent with full-year 2008. The provision for credit losses is expected to exceed net charge-offs.

•                  Management expects a mid-single digit decrease in noninterest expenses, due to control of discretionary expenses and workforce.

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

Business Segments

Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management.  The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at December 31, 2008 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2008 results compared to third quarter 2008.

The following table presents net income (loss) by business segment.

(dollar amounts in millions)	4th Qtr ’08		3rd Qtr ’08		4th Qtr ’07
Business Bank	$54	164%	$65	186%	$93	83%
Retail Bank	(34)	(104)	21	57	5	5
Wealth & Institutional Management	13	40	(51)*	(143)	13	12
	33	100%	35	100%	111	100%
Finance	(38)		(2)		(8)
Other**	25		(5)		16
Total	$20		$28		$119

*  Third quarter 2008 included a $96 million charge ($61 million, after-tax) related to an offer to repurchase auction-rate securities from customers.

** Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.

Business Bank

(dollar amounts in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net interest income (FTE)	$329	$323	$331
Provision for loan losses	139	135	88
Noninterest income	62	75	79
Noninterest expenses	172	175	186
Net income	54	65	93

Net credit-related charge-offs	101	95	50

Selected average balances:
Assets	41,364	41,357	41,327
Loans	40,244	40,506	40,285
FSD loans	323	401	941
Deposits	13,839	14,933	15,931
FSD deposits	2,154	2,449	3,181

Net interest margin	3.23%	3.17%	3.25%

•                  Average loans, excluding the Financial Services Division, decreased $184 million, led by declines in Middle Market and Commercial Real Estate, partially offset by an increase in Global Corporate. Financial Services Division loans decreased $78 million.

•                  Average deposits, excluding the Financial Services Division, decreased $799 million, primarily due to Middle Market, Technology and Life Sciences and Commercial Real Estate, partially offset by a reassignment of deposits from the Other category to the Business Bank. Financial Services Division deposits decreased $295 million.

•                  The net interest margin of 3.23 percent increased six basis points, mostly due to an $8 million non-cash charge to lease income in the third quarter 2008 (eight basis points) and an increase in loan spreads, partially offset by a decrease in deposit spreads.

•                  The provision for loan losses increased $4 million, primarily in Commercial Real Estate and Global Corporate, partially offset by a decrease in Middle Market.

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

•                  Noninterest income decreased $13 million, primarily due to declines in income from low income housing investments, income from principal investing and warrants and investment banking fees.

•                  Noninterest expenses decreased $3 million, due to decreases in the provision for credit losses on lending-related commitments and incentives, partially offset by increases in severance and related expenses, other real estate expenses, legal fees and the allocation of severance and related expenses of support units.

Retail Bank

(dollar amounts in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net interest income (FTE)	$129	$142	$160
Provision for loan losses	43	33	26
Noninterest income	49	80	55
Noninterest expenses	180	161	181
Net income	(34)	21	5

Net credit-related charge-offs	23	17	14

Selected average balances:
Assets	7,007	7,046	6,998
Loans	6,380	6,362	6,229
Deposits	17,065	16,596	17,254

Net interest margin	3.00%	3.40%	3.69%

•                  Average loans increased $18 million, or one percent on an annualized basis.

•                  Average deposits increased $469 million, primarily due to an increase in customer certificates of deposit, partially offset by a decrease in money market investment accounts.

•                  The net interest margin of 3.00 percent declined 40 basis points, primarily due to an increase in lower-spread customer certificates of deposit.

•                  The provision for loan losses increased $10 million, mostly due to Small Business and home equity lending.

•                  Noninterest income decreased $31 million, primarily due to the third quarter 2008 gain of $27 million on the sale of Visa shares and a decrease in service charges on deposit accounts.

•                  Noninterest expenses increased $19 million, primarily due to increases in severance and related expenses, occupancy expense and the allocation of severance and related expenses of support units.

•                  Fifteen new banking centers were opened in the fourth quarter 2008 (28 new banking centers were opened in the full-year 2008).

Wealth and Institutional Management

(dollar amounts in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net interest income (FTE)	$38	$37	$36
Provision for loan losses	13	7	1
Noninterest income	73	71	73
Noninterest expenses	80	180	87
Net income	13	(51)	13

Net credit-related charge-offs	9	4	—

Selected average balances:
Assets	4,879	4,759	4,321
Loans	4,724	4,624	4,146
Deposits	2,255	2,351	2,552

Net interest margin	3.13%	3.17%	3.43%

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

•                  Average loans increased $100 million, or nine percent on an annualized basis.

•                  Average deposits decreased $96 million, primarily due to declines in money market investment account balances and customer certificates of deposit, partially offset by an increase in noninterest-bearing transaction accounts.

•                  The net interest margin of 3.13 percent declined four basis points, primarily due to a decline in deposit spreads.

•                  The provision for loan losses increased $6 million due to an increase in Private Banking.

•                  Noninterest expenses decreased $100 million, mostly due to the $96 million charge related to the offer to repurchase auction-rate securities (ARS) recorded in the third quarter 2008 and an $8 million reversal of the ARS charge recorded in the fourth quarter 2008, partially offset by an increase in severance and related expenses and the allocation of severance and related expenses of support units.

Geographic Market Segments

Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida.  In addition to the four primary geographic markets, Other Markets and International are also reported as market segments.  The financial results below are based on methodologies in effect at December 31, 2008 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2008 results compared to third quarter 2008.

The following table presents net income (loss) by market segment.

(dollar amounts in millions)	4th Qtr ’08		3rd Qtr ’08		4th Qtr ’07
Midwest	$16	45%	$52	146%	$60	53%
Western	2	7	9	25	(3)	(2)
Texas	4	13	13	36	14	13
Florida	(7)	(22)	(1)	(3)	(1)	(1)
Other Markets	14	44	(45)*	(125)	30	27
International	4	13	7	21	11	10
	33	100%	35	100%	111	100%
Finance & Other Businesses**	(13)		(7)		8
Total	$20		$28		$119

*   Third quarter 2008 included a $96 million charge ($61 million, after-tax) related to an offer to repurchase auction-rate securities from customers.

** Includes discontinued operations and items not directly associated with the geographic markets.

Midwest

(dollar amounts in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net interest income (FTE)	$202	$196	$212
Provision for loan losses	59	52	20
Noninterest income	109	142	120
Noninterest expenses	217	203	218
Net income	16	52	60

Net credit-related charge-offs	38	44	38

Selected average balances:
Assets	19,945	19,754	19,176
Loans	18,966	19,070	18,564
Deposits	16,204	15,858	16,056

Net interest margin	4.20%	4.08%	4.51%

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

•                  Average loans decreased $104 million, led by a decline in Middle Market, partially offset by growth in Global Corporate.

•                  Average deposits increased $346 million, primarily due to increases in Retail deposits and a reassignment of deposits from the Other category to the Business Bank, partially offset by a decrease in Global Corporate.

•                  The net interest margin of 4.20 percent increased 12 basis points due to an $8 million non-cash charge to lease income in the third quarter 2008 (17 basis points) and an increase in loan spreads, partially offset by a decrease in deposit spreads.

•                  The provision for loan losses increased $7 million, due to Commercial Real Estate and home equity lending, partially offset by a decrease in Middle Market.

•                  Noninterest income decreased $33 million, primarily due to a $22 million third quarter 2008 gain on the sale of Visa shares and a decrease in income from principal investing and warrants.

•                  Noninterest expenses increased $14 million, due to increases in severance and related expenses and the allocation of severance and related expenses of support units.

Western Market

(dollar amounts in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net interest income (FTE)	$157	$169	$178
Provision for loan losses	70	82	93
Noninterest income	34	38	35
Noninterest expenses	113	112	121
Net income (loss)	2	9	(3)

Net credit-related charge-offs	65	51	22

Selected average balances:
Assets	16,243	16,627	17,137
Loans	16,032	16,381	16,615
FSD loans	323	401	941
Deposits	10,762	11,729	13,012
FSD deposits	1,969	2,255	3,045

Net interest margin	3.87%	4.09%	4.24%

•                  Average loans, excluding Financial Services Division, decreased $271 million, due to declines in Middle Market and Commercial Real Estate. Financial Services Division loans decreased $78 million.

•                  Average deposits, excluding the Financial Services Division, decreased $681 million, primarily due to decreases in Middle Market and Technology and Life Sciences.  Financial Services Division deposits decreased $286 million.

•                  The net interest margin of 3.87 percent decreased 22 basis points, due to declines in deposit spreads and deposit balances, partially offset by increasing loan spreads.

•                  The provision for loan losses decreased $12 million, primarily due an improvement in Middle Market, partially offset by Residential Real Estate.

•                  Noninterest income decreased $4 million, primarily due to a decrease in income from principal investing and warrants.

•                  Noninterest expenses increased $1 million. Increases in severance and related expenses and the allocation of severance and related expenses of support units were partially offset by decreases in incentives.

•                  Eight new banking centers were opened in the fourth quarter 2008 (18 new banking centers were opened for the full-year 2008).

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

Texas Market

(dollar amounts in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net interest income (FTE)	$72	$73	$74
Provision for loan losses	19	18	7
Noninterest income	21	27	23
Noninterest expenses	64	61	67
Net income	4	13	14

Total net credit-related charge-offs	8	9	3

Selected average balances:
Assets	8,215	7,945	7,677
Loans	7,974	7,691	7,381
Deposits	4,070	3,956	3,935

Net interest margin	3.56%	3.75%	3.95%

•                  Average loans increased $283 million, or 15 percent on an annualized basis, primarily due to increases in Energy Lending, Commercial Real Estate and Global Corporate.

•                  Average deposits increased $114 million, primarily due to increases in Global Corporate and Retail deposits, partially offset by a decline in Technology and Life Sciences.

•                  The net interest margin of 3.56 percent decreased 19 basis points, primarily due a decline in deposit spreads related to a shift from money market investment accounts to lower-spread customer certificates of deposit, partially offset by increasing loan spreads.

•                  Noninterest income decreased $6 million, primarily due to a $4 million gain on the sale of Visa shares in the third quarter 2008.

•                  Noninterest expenses increased $3 million, primarily from severance and related expenses and the allocation of severance and related expenses of support units.

•                  Seven new banking center were opened in the fourth quarter 2008 (nine new banking centers were opened in full-year 2008).

Florida Market

(dollar amounts in millions)	4th Qtr ’08	3rd Qtr ’08	4th Qtr ’07
Net interest income (FTE)	$11	$12	$11
Provision for loan losses	14	7	5
Noninterest income	4	4	4
Noninterest expenses	11	10	11
Net income (loss)	(7)	(1)	(1)

Net credit-related charge-offs	6	3	—

Selected average balances:
Assets	1,938	1,900	1,732
Loans	1,942	1,900	1,719
Deposits	222	262	299

Net interest margin	2.25%	2.53%	2.67%

•                  Average loans increased $42 million, or nine percent on an annualized basis, primarily due to growth in Private Banking, National Dealer Services and Global Corporate.

•                  Average deposits decreased $40 million due to declines in Commercial Real Estate and Global Corporate.

•                  The net interest margin of 2.25 percent decreased 28 basis points, primarily due to a decline in loan spreads in part from a higher level of nonaccrual loans.

•                  The provision for loan losses increased $7 million.  The largest contributor to the increase was Private Banking.

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

Conference Call and Webcast

Comerica will host a conference call to review fourth quarter 2008 and full-year financial results at 7 a.m. CT Thursday, January 22, 2009. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 76772081). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com.  A replay will be available approximately two hours following the conference call through January 31, 2009. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 76772081). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada, China and Mexico.

Forward-looking Statements

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences are further economic downturns, changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, changes related to the headquarters relocation or to its underlying assumptions, the effects of recently enacted legislation, such as the Emergency Economic Stabilization Act of 2008, and actions taken by the U.S. Department of Treasury and the Federal Deposit Insurance Corporation, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts  and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, the

COMERICA REPORTS FOURTH QUARTER AND 2008 EARNINGS

interdependence of financial service companies and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of these and other factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Walter Galloway
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS

Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2008	2008	2007	2008	2007
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.02	$0.19	$0.79	$1.29	$4.43
Cash dividends declared	0.33	0.66	0.64	2.31	2.56
Common shareholders’ equity (at period end)	33.31	33.89	34.12

Average diluted shares (in thousands)	150,834	150,795	150,943	151,035	154,809
KEY RATIOS
Return on average common shareholders’ equity	0.19%	2.25%	9.35%	3.79%	13.52%
Return on average assets	0.12	0.18	0.79	0.33	1.17
Average common shareholders’ equity as a percentage of average assets	7.89	7.82	8.41	7.93	8.66
Tier 1 common capital ratio *	7.08	6.67	6.85
Tier 1 risk-based capital ratio *	10.67	7.32	7.51
Total risk-based capital ratio *	14.73	11.19	11.20
Leverage ratio *	11.78	8.57	9.26
Tangible common equity ratio	7.21	7.60	7.97
AVERAGE BALANCES
Commercial loans	$28,507	$28,521	$28,393	$28,870	$28,132
Real estate construction loans	4,536	4,675	4,846	4,715	4,552
Commercial mortgage loans	10,613	10,511	9,941	10,411	9,771
Residential mortgage loans	1,851	1,870	1,891	1,886	1,814
Consumer loans	2,639	2,599	2,412	2,559	2,367
Lease financing	1,359	1,365	1,327	1,356	1,302
International loans	1,833	1,967	1,889	1,968	1,883
Total loans	51,338	51,508	50,699	51,765	49,821

Earning assets	61,134	59,946	56,621	60,422	54,688
Total assets	65,981	64,863	60,507	65,185	58,574
Noninterest-bearing deposits	10,575	10,646	10,533	10,623	11,287
Interest-bearing core deposits	22,523	23,244	24,777	23,739	24,013
Total core deposits	33,098	33,890	35,310	34,362	35,300
Common shareholders’ equity	5,206	5,075	5,087	5,166	5,070
Total shareholders’ equity	6,301	5,075	5,087	5,442	5,070
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)**	$434	$467	$489	$1,821	$2,006
Fully taxable equivalent adjustment	3	1	—	6	3
Net interest margin**	2.82%	3.11%	3.43%	3.02%	3.66%
CREDIT QUALITY
Nonaccrual loans	$916	$863	$391
Reduced-rate loans	—	—	13
Total nonperforming loans	916	863	404
Foreclosed property	66	18	19
Total nonperforming assets	982	881	423

Loans past due 90 days or more and still accruing	125	97	54

Gross loan charge-offs	144	122	72	$500	$196
Loan recoveries	11	6	9	29	47
Net loan charge-offs	133	116	63	471	149
Lending-related commitment charge-offs	—	—	1	1	4
Total net credit-related charge-offs	133	116	64	472	153

Allowance for loan losses	770	712	557
Allowance for credit losses on lending-related commitments	38	40	21
Total allowance for credit losses	808	752	578

Allowance for loan losses as a percentage of total loans	1.52%	1.38%	1.10%
Net loan charge-offs as a percentage of average total loans	1.04	0.90	0.50	0.91%	0.30%
Net credit-related charge-offs as a percentage of average total loans	1.04	0.90	0.50	0.91	0.31
Nonperforming assets as a percentage of total loans and foreclosed property	1.94	1.71	0.83
Allowance for loan losses as a percentage of total nonperforming loans	84	82	138

*	December 31, 2008 ratios are estimated

**

Third quarter and year-to-date 2008 net interest income declined $8 million and $38 million, respectively, due to tax-related non-cash lease income charges.  Excluding these charges, the net interest margin would have been 3.17% and 3.08% for the third quarter 2008 and year ended December 31, 2008, respectively.

CONSOLIDATED BALANCE SHEETS

Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2008	2008	2007

ASSETS
Cash and due from banks	$913	$1,404	$1,440

Federal funds sold and securities purchased under agreements to resell	202	3	36
Interest-bearing deposits with Federal Reserve Bank	2,266	—	—
Interest-bearing deposits with other banks	42	25	38
Other short-term investments	158	222	335

Investment securities available-for-sale	9,201	8,158	6,296

Commercial loans	27,999	28,604	28,223
Real estate construction loans	4,477	4,565	4,816
Commercial mortgage loans	10,489	10,588	10,048
Residential mortgage loans	1,852	1,863	1,915
Consumer loans	2,592	2,644	2,464
Lease financing	1,343	1,360	1,351
International loans	1,753	1,931	1,926
Total loans	50,505	51,555	50,743
Less allowance for loan losses	(770)	(712)	(557)
Net loans	49,735	50,843	50,186

Premises and equipment	683	668	650
Customers’ liability on acceptances outstanding	14	21	48
Accrued income and other assets	4,334	3,809	3,302
Total assets	$67,548	$65,153	$62,331

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$11,701	$12,094	$11,920

Money market and NOW deposits	12,437	13,553	15,261
Savings deposits	1,247	1,279	1,325
Customer certificates of deposit	8,807	8,147	8,357
Other time deposits	7,293	3,670	6,147
Foreign office time deposits	470	802	1,268
Total interest-bearing deposits	30,254	27,451	32,358
Total deposits	41,955	39,545	44,278

Short-term borrowings	1,749	3,625	2,807
Acceptances outstanding	14	21	48
Accrued expenses and other liabilities	1,625	1,486	1,260
Medium- and long-term debt	15,053	15,376	8,821
Total liabilities	60,396	60,053	57,214

Fixed rate cumulative perpetual preferred stock, series F, no par value, $1,000 liquidation value per share:
Authorized - 2,250,000 shares
Issued - 2,250,000 shares at 12/31/08	2,129	—	—
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 178,735,252 shares at 12/31/08, 9/30/08 and 12/31/07	894	894	894
Capital surplus	722	586	564
Accumulated other comprehensive loss	(309)	(129)	(177)
Retained earnings	5,345	5,379	5,497
Less cost of common stock in treasury - 28,244,967 shares at 12/31/08, 28,249,360 shares at 9/30/08 and 28,747,097 shares at 12/31/07	(1,629)	(1,630)	(1,661)
Total shareholders’ equity	7,152	5,100	5,117
Total liabilities and shareholders’ equity	$67,548	$65,153	$62,331

CONSOLIDATED STATEMENTS OF INCOME

Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2008	2007	2008	2007

INTEREST INCOME
Interest and fees on loans	$612	$873	$2,649	$3,501
Interest on investment securities	101	66	389	206
Interest on short-term investments	3	5	13	23
Total interest income	716	944	3,051	3,730

INTEREST EXPENSE
Interest on deposits	158	303	734	1,167
Interest on short-term borrowings	9	30	87	105
Interest on medium- and long-term debt	118	122	415	455
Total interest expense	285	455	1,236	1,727
Net interest income	431	489	1,815	2,003
Provision for loan losses	192	108	686	212
Net interest income after provision for loan losses	239	381	1,129	1,791

NONINTEREST INCOME
Service charges on deposit accounts	55	57	229	221
Fiduciary income	47	52	199	199
Commercial lending fees	16	23	69	75
Letter of credit fees	17	16	69	63
Card fees	13	14	58	54
Brokerage fees	12	11	42	43
Foreign exchange income	7	10	40	40
Bank-owned life insurance	9	9	38	36
Net securities gains	4	3	67	7
Net gain on sales of businesses	—	—	—	3
Other noninterest income	(6)	35	82	147
Total noninterest income	174	230	893	888

NONINTEREST EXPENSES
Salaries	187	216	781	844
Employee benefits	53	48	194	193
Total salaries and employee benefits	240	264	975	1,037
Net occupancy expense	42	36	156	138
Equipment expense	16	15	62	60
Outside processing fee expense	27	24	104	91
Software expense	19	17	76	63
Customer services	2	7	13	43
Litigation and operational losses	3	18	103	18
Provision for credit losses on lending-related commitments	(2)	3	18	(1)
Other noninterest expenses	64	66	244	242
Total noninterest expenses	411	450	1,751	1,691
Income from continuing operations before income taxes	2	161	271	988
Provision (benefit) for income taxes	(17)	44	59	306
Income from continuing operations	19	117	212	682
Income from discontinued operations, net of tax	1	2	1	4
NET INCOME	20	119	213	686
Preferred stock dividends	17	—	17	—
Net income applicable to common stock	$3	$119	$196	$686

Basic earnings per common share:
Income from continuing operations	$0.01	$0.78	$1.30	$4.47
Net income	0.02	0.80	1.31	4.49

Diluted earnings per common share:
Income from continuing operations	0.01	0.77	1.29	4.40
Net income	0.02	0.79	1.29	4.43

Cash dividends declared on common stock	50	97	348	393
Cash dividends declared per common share	0.33	0.64	2.31	2.56

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fouth	Fourth Quarter 2008 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2008		Fourth Quarter 2007
(in millions, except per share data)	2008	2008	2008	2008	2007	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$612	$634	$633	$770	$873	$(22)	(3)%	$(261)	(30)%
Interest on investment securities	101	99	101	88	66	2	2	35	53
Interest on short-term investments	3	2	3	5	5	1	16	(2)	(49)
Total interest income	716	735	737	863	944	(19)	(3)	(228)	(24)

INTEREST EXPENSE
Interest on deposits	158	141	182	253	303	17	12	(145)	(48)
Interest on short-term borrowings	9	30	19	29	30	(21)	(70)	(21)	(70)
Interest on medium- and long-term debt	118	98	94	105	122	20	21	(4)	(4)
Total interest expense	285	269	295	387	455	16	6	(170)	(37)
Net interest income	431	466	442	476	489	(35)	(8)	(58)	(12)
Provision for loan losses	192	165	170	159	108	27	16	84	78
Net interest income after provision for loan losses	239	301	272	317	381	(62)	(21)	(142)	(37)

NONINTEREST INCOME
Service charges on deposit accounts	55	57	59	58	57	(2)	(4)	(2)	(3)
Fiduciary income	47	49	51	52	52	(2)	(6)	(5)	(10)
Commercial lending fees	16	17	20	16	23	(1)	(6)	(7)	(30)
Letter of credit fees	17	19	18	15	16	(2)	(5)	1	10
Card fees	13	15	16	14	14	(2)	(10)	(1)	(7)
Brokerage fees	12	10	10	10	11	2	12	1	3
Foreign exchange income	7	11	12	10	10	(4)	(28)	(3)	(26)
Bank-owned life insurance	9	11	8	10	9	(2)	(20)	—	3
Net securities gains	4	27	14	22	3	(23)	(86)	1	26
Other noninterest income	(6)	24	34	30	35	(30)	N/M	(41)	N/M
Total noninterest income	174	240	242	237	230	(66)	(27)	(56)	(25)

NONINTEREST EXPENSES
Salaries	187	192	202	200	216	(5)	(2)	(29)	(13)
Employee benefits	53	46	48	47	48	7	14	5	11
Total salaries and employee benefits	240	238	250	247	264	2	1	(24)	(9)
Net occupancy expense	42	40	36	38	36	2	4	6	17
Equipment expense	16	15	16	15	15	1	9	1	9
Outside processing fee expense	27	26	28	23	24	1	9	3	13
Software expense	19	18	20	19	17	1	3	2	12
Customer services	2	2	3	6	7	—	(27)	(5)	(72)
Litigation and operational losses (recoveries)	3	105	3	(8)	18	(102)	(98)	(15)	(88)
Provision for credit losses on lending-related commitments	(2)	9	7	4	3	(11)	N/M	(5)	N/M
Other noninterest expenses	64	61	60	59	66	3	7	(2)	—
Total noninterest expenses	411	514	423	403	450	(103)	(20)	(39)	(9)
Income from continuing operations before income taxes	2	27	91	151	161	(25)	(96)	(159)	(99)
Provision (benefit) for income taxes	(17)	—	35	41	44	(17)	N/M	(61)	N/M
Income from continuing operations	19	27	56	110	117	(8)	(29)	(98)	(84)
Income (loss) from discontinued operations, net of tax	1	1	—	(1)	2	—	(62)	(1)	(69)
NET INCOME	20	28	56	109	119	(8)	(31)	(99)	(83)
Preferred stock dividends	17	—	—	—	—	17	N/M	17	N/M
Net income applicable to common stock	$3	$28	$56	$109	$119	$(25)	(91)%	$(116)	(98)%

Basic earnings per common share:
Income from continuing operations	$0.01	$0.18	$0.37	$0.74	$0.78	$(0.17)	(94)%	$(0.77)	(99)%
Net income	0.02	0.19	0.37	0.73	0.80	(0.17)	(89)	(0.78)	(98)

Diluted earnings per common share:
Income from continuing operations	0.01	0.18	0.37	0.73	0.77	(0.17)	(94)	(0.76)	(99)
Net income	0.02	0.19	0.37	0.73	0.79	(0.17)	(89)	(0.77)	(97)

Cash dividends declared on common stock	50	99	100	99	97	(49)	(50)	(47)	(48)
Cash dividends declared per common share	0.33	0.66	0.66	0.66	0.64	(0.33)	(50.0)	(0.31)	(48)

N/M - Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

Comerica Incorporated and Subsidiaries

	2008				2007
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$712	$663	$605	$557	$512

Loan charge-offs:
Commercial	66	48	36	33	27
Real estate construction:
Commercial Real Estate business line	35	40	57	52	24
Other business lines	—	—	—	1	1
Total real estate construction	35	40	57	53	25
Commercial mortgage:
Commercial Real Estate business line	21	17	14	20	7
Other business lines	8	11	7	2	9
Total commercial mortgage	29	28	21	22	16
Residential mortgage	5	1	1	—	—
Consumer	7	5	3	7	4
Lease financing	1	—	—	—	—
International	1	—	—	1	—
Total loan charge-offs	144	122	118	116	72

Recoveries on loans previously charged-off:
Commercial	6	3	5	3	7
Real estate construction	1	1	—	1	—
Commercial mortgage	2	—	1	1	1
Residential mortgage	—	—	—	—	—
Consumer	1	1	—	1	1
Lease financing	—	1	—	—	—
International	1	—	—	—	—
Total recoveries	11	6	6	6	9
Net loan charge-offs	133	116	112	110	63
Provision for loan losses	192	165	170	159	108
Foreign currency translation adjustment	(1)	—	—	(1)	—
Balance at end of period	$770	$712	$663	$605	$557

Allowance for loan losses as a percentage of total loans	1.52%	1.38%	1.28%	1.16%	1.10%

Net loan charge-offs as a percentage of average total loans	1.04	0.90	0.86	0.85	0.50

Net credit-related charge-offs as a percentage of average total loans	1.04	0.90	0.86	0.85	0.50

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS

Comerica Incorporated and Subsidiaries

	2008				2007
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$40	$31	$25	$21	$19
Less: Charge-offs on lending-related commitments (1)	—	—	1	—	1
Add: Provision for credit losses on lending-related commitments	(2)	9	7	4	3
Balance at end of period	$38	$40	$31	$25	$21

Unfunded lending-related commitments sold	$—	$—	$2	$3	$22

(1) Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS

Comerica Incorporated and Subsidiaries

	2008				2007
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$205	$206	$155	$87	$75
Real estate construction:
Commercial Real Estate business line	429	386	322	271	161
Other business lines	5	5	4	4	6
Total real estate construction	434	391	326	275	167
Commercial mortgage:
Commercial Real Estate business line	132	137	143	105	66
Other business lines	130	114	95	64	75
Total commercial mortgage	262	251	238	169	141
Residential mortgage	7	8	4	1	1
Consumer	5	4	5	3	3
Lease financing	1	—	—	—	—
International	2	3	3	3	4
Total nonaccrual loans	916	863	731	538	391
Reduced-rate loans	—	—	—	—	13
Total nonperforming loans	916	863	731	538	404
Foreclosed property	66	18	17	22	19
Total nonperforming assets	$982	$881	$748	$560	$423

Nonperforming loans as a percentage of total loans	1.81%	1.67%	1.41%	1.03%	0.80%
Nonperforming assets as a percentage of total loans and foreclosed property	1.94	1.71	1.44	1.07	0.83
Allowance for loan losses as a percentage of total nonperforming loans	84	82	91	112	138
Loans past due 90 days or more and still accruing	$125	$97	$112	$80	$54

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$863	$731	$538	$391	$272
Loans transferred to nonaccrual (1)	258	280	304	281	185
Nonaccrual business loan gross charge-offs (2)	(132)	(116)	(113)	(108)	(68)
Loans transferred to accrual status (1)	(11)	—	—	—	—
Nonaccrual business loans sold (3)	(17)	(19)	—	(15)	—
Payments/Other (4)	(45)	(13)	2	(11)	2
Nonaccrual loans at end of period	$916	$863	$731	$538	$391

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$132	$116	$113	$108	$68
Performing watch list loans	—	—	1	1	—
Consumer and residential mortgage loans	12	6	4	7	4
Total gross loan charge-offs	$144	$122	$118	$116	$72

(3) Analysis of loans sold:

Nonaccrual business loans	$17	$19	$—	$15	$—
Performing watch list loans	—	3	7	6	13
Total loans sold	$17	$22	$7	$21	$13

(4) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and nonaccrual business loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE)

Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2008			December 31, 2007
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,870	$1,468	5.08%	$28,132	$2,038	7.25%
Real estate construction loans	4,715	231	4.89	4,552	374	8.21
Commercial mortgage loans	10,411	580	5.57	9,771	709	7.26
Residential mortgage loans	1,886	112	5.94	1,814	111	6.13
Consumer loans	2,559	130	5.08	2,367	166	7.00
Lease financing (3)	1,356	8	0.59	1,302	40	3.04
International loans	1,968	101	5.13	1,883	133	7.06
Business loan swap income (expense)	—	24	—	—	(67)	—
Total loans (2)	51,765	2,654	5.13	49,821	3,504	7.03

Auction-rate securities available-for-sale	193	6	2.95	—	—	—
Other investment securities available-for-sale	7,908	384	4.88	4,447	206	4.56
Total investment securities available-for-sale	8,101	390	4.83	4,447	206	4.56

Federal funds sold and securities purchased under agreements to resell	93	2	2.08	164	9	5.28
Interest-bearing deposits with banks	219	1	0.61	15	1	4.00
Other short-term investments	244	10	3.98	241	13	5.75
Total earning assets	60,422	3,057	5.06	54,688	3,733	6.82

Cash and due from banks	1,185			1,352
Allowance for loan losses	(691)			(520)
Accrued income and other assets	4,269			3,054
Total assets	$65,185			$58,574

Money market and NOW deposits (1)	$14,245	207	1.45	$14,937	460	3.08
Savings deposits	1,344	6	0.45	1,389	13	0.93
Customer certificates of deposit	8,150	263	3.23	7,687	342	4.45
Total interest-bearing core deposits	23,739	476	2.01	24,013	815	3.39
Other time deposits	6,715	232	3.45	5,563	300	5.39
Foreign office time deposits	926	26	2.77	1,071	52	4.85
Total interest-bearing deposits	31,380	734	2.34	30,647	1,167	3.81

Short-term borrowings	3,763	87	2.30	2,080	105	5.06
Medium- and long-term debt	12,457	415	3.33	8,197	455	5.55
Total interest-bearing sources	47,600	1,236	2.59	40,924	1,727	4.22

Noninterest-bearing deposits (1)	10,623			11,287
Accrued expenses and other liabilities	1,520			1,293
Total shareholders’ equity	5,442			5,070
Total liabilities and shareholders’ equity	$65,185			$58,574

Net interest income/rate spread (FTE)		$1,821	2.47		$2,006	2.60
FTE adjustment		$6			$3

Impact of net noninterest-bearing sources of funds			0.55			1.06
Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			3.02%			3.66%

N/M - Not meaningful

(1) FSD balances included above:
Loans (primarily low-rate)	$498	$7	1.40%	$1,318	$9	0.69%
Interest-bearing deposits	957	19	1.99	1,202	47	3.91
Noninterest-bearing deposits	1,643			2,836
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.07)%			(0.32)%
Total loans			(0.03)			(0.18)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.01)			(0.08)

(3)  2008 net interest income declined $38 million and the net interest margin declined six basis points due to tax-related non-cash lease income charges. Excluding these charges, the net interest margin would have been 3.08%.

ANALYSIS OF NET INTEREST INCOME (FTE)

Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2008			September 30, 2008			December 31, 2007
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,507	$334	4.65%	$28,521	$347	4.85%	$28,393	$500	7.00%
Real estate construction loans	4,536	46	4.08	4,675	55	4.65	4,846	92	7.48
Commercial mortgage loans	10,613	138	5.17	10,511	142	5.38	9,941	175	7.01
Residential mortgage loans	1,851	27	5.80	1,870	28	5.92	1,891	29	6.16
Consumer loans	2,639	30	4.49	2,599	31	4.83	2,412	41	6.64
Lease financing (3)	1,359	12	3.63	1,365	4	1.07	1,327	8	2.41
International loans	1,833	22	4.78	1,967	24	4.85	1,889	34	7.03
Business loan swap income (expense)	—	5	—	—	4	—	—	(6)	—
Total loans (2)	51,338	614	4.76	51,508	635	4.91	50,699	873	6.84

Auction-rate securities available-for-sale	769	6	2.95	—	—	—	—	—	—
Other investment securities available-for-sale	7,965	96	4.86	8,146	99	4.85	5,533	66	4.76
Total investment securities available-for-sale	8,734	102	4.69	8,146	99	4.85	5,533	66	4.76

Federal funds sold and securities purchased under agreements to resell	75	—	0.83	70	—	1.87	90	1	4.79
Interest-bearing deposits with banks	811	1	0.50	20	—	1.72	25	—	2.57
Other short-term investments	176	2	3.59	202	2	3.67	274	4	5.70
Total earning assets	61,134	719	4.68	59,946	736	4.89	56,621	944	6.62

Cash and due from banks	1,056			1,228			1,241
Allowance for loan losses	(780)			(723)			(541)
Accrued income and other assets	4,571			4,412			3,186
Total assets	$65,981			$64,863			$60,507

Money market and NOW deposits (1)	$12,670	37	1.16	$14,204	45	1.26	$15,174	116	3.03
Savings deposits	1,264	1	0.29	1,350	1	0.42	1,374	4	1.00
Customer certificates of deposit	8,589	63	2.91	7,690	53	2.73	8,229	92	4.44
Total interest-bearing core deposits	22,523	101	1.78	23,244	99	1.70	24,777	212	3.39
Other time deposits	6,702	56	3.35	5,209	37	2.81	5,779	76	5.22
Foreign office time deposits	516	1	0.81	814	5	2.51	1,278	15	4.69
Total interest-bearing deposits	29,741	158	2.12	29,267	141	1.92	31,834	303	3.77

Short-term borrowings	2,808	9	1.27	5,413	30	2.20	2,560	30	4.64
Medium- and long-term debt	15,016	118	3.14	12,880	98	3.02	9,180	122	5.31
Total interest-bearing sources	47,565	285	2.39	47,560	269	2.25	43,574	455	4.15

Noninterest-bearing deposits (1)	10,575			10,646			10,533
Accrued expenses and other liabilities	1,540			1,582			1,313
Total shareholders’ equity	6,301			5,075			5,087
Total liabilities and shareholders’ equity	$65,981			$64,863			$60,507
Net interest income/rate spread (FTE)		$434	2.29		$467	2.64		$489	2.47
FTE adjustment		$3			$1			$—

Impact of net noninterest-bearing sources of funds			0.53			0.47			0.96
Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			2.82%			3.11%			3.43%

N/M - Not meaningful

(1) FSD balances included above:
Loans (primarily low-rate)	$323	$1	1.60%	$401	$2	1.74%	$941	$2	0.98%
Interest-bearing deposits	834	3	1.55	907	4	1.65	1,121	11	3.78
Noninterest-bearing deposits	1,320			1,542			2,060
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.03)%			(0.05)%			(0.21)%
Total loans			(0.02)			(0.02)			(0.11)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			—			(0.01)			(0.04)

(3) Third quarter 2008 net interest income declined $8 million and the net interest margin declined six basis points due to a tax-related non-cash lease income charge. Excluding this charge, the net interest margin would have been 3.17% in the third quarter 2008.

CONSOLIDATED STATISTICAL DATA

Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(in millions, except per share data)	2008	2008	2008	2008	2007

Commercial loans:
Floor plan	$2,341	$2,151	$2,645	$2,913	$2,878
Other	25,658	26,453	26,118	26,562	25,345
Total commercial loans	27,999	28,604	28,763	29,475	28,223
Real estate construction loans:
Commercial Real Estate business line	3,831	3,937	4,013	3,990	4,089
Other business lines	646	628	671	656	727
Total real estate construction loans	4,477	4,565	4,684	4,646	4,816
Commercial mortgage loans:
Commercial Real Estate business line	1,619	1,668	1,620	1,541	1,377
Other business lines	8,870	8,920	8,884	8,941	8,671
Total commercial mortgage loans	10,489	10,588	10,504	10,482	10,048
Residential mortgage loans	1,852	1,863	1,879	1,926	1,915
Consumer loans:
Home equity	1,781	1,693	1,649	1,619	1,616
Other consumer	811	951	945	829	848
Total consumer loans	2,592	2,644	2,594	2,448	2,464
Lease financing	1,343	1,360	1,351	1,341	1,351
International loans	1,753	1,931	1,976	2,034	1,926
Total loans	$50,505	$51,555	$51,751	$52,352	$50,743

Goodwill	$150	$150	$150	$150	$150
Loan servicing rights	11	12	12	12	12

Tier 1 common capital ratio*	7.08%	6.67%	6.79%	6.75%	6.85%
Tier 1 risk-based capital ratio*	10.67	7.32	7.45	7.40	7.51
Total risk-based capital ratio *	14.73	11.19	11.21	11.06	11.20
Leverage ratio*	11.78	8.57	8.53	8.82	9.26
Tangible common equity ratio	7.21	7.60	7.47	7.62	7.97

Book value per common share	$33.31	$33.89	$33.78	$34.93	$34.12
Market value per share for the quarter:
High	$37.01	$54.00	$40.62	$45.19	$54.88
Low	15.05	19.31	25.61	34.51	39.62
Close	19.85	32.79	25.63	35.08	43.53

Quarterly ratios:
Return on average common shareholders’ equity	0.19%	2.25%	4.25%	8.42%	9.35%
Return on average assets	0.12	0.18	0.33	0.68	0.79
Efficiency ratio	68.19	75.53	63.02	58.25	62.76

Number of banking centers	439	424	416	420	417

Number of employees - full time equivalent	10,186	10,347	10,530	10,643	10,782

* December 31, 2008 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS

Comerica Incorporated

	December 31,	September 30,	December 31,
(in millions, except share data)	2008	2008	2007

ASSETS
Cash and due from subsidiary bank	$11	$16	$1
Short-term investments with subsidiary bank	2,329	158	224
Other short-term investments	80	99	102
Investment in subsidiaries, principally banks	5,690	5,849	5,840
Premises and equipment	5	5	4
Other assets	210	163	166
Total assets	$8,325	$6,290	$6,337

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medium- and long-term debt	$1,002	$969	$968
Other liabilities	171	221	252
Total liabilities	1,173	1,190	1,220

Fixed rate cumulative perpetual preferred stock, series F, no par value, $1,000 liquidation preference per share:
Authorized - 2,250,000 shares
Issued - 2,250,000 shares at 12/31/08	2,129	—	—
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 178,735,252 shares at 12/31/08, 9/30/08 and 12/31/07	894	894	894
Capital surplus	722	586	564
Accumulated other comprehensive loss	(309)	(129)	(177)
Retained earnings	5,345	5,379	5,497
Less cost of common stock in treasury - 28,244,967 shares at 12/31/08, 28,249,360 shares at 9/30/08 and 28,747,097 shares at 12/31/07	(1,629)	(1,630)	(1,661)
Total shareholders’ equity	7,152	5,100	5,117
Total liabilities and shareholders’ equity	$8,325	$6,290	$6,337

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2007	$—	157.6	$894	$520	$(324)	$5,230	$(1,219)	$5,101
Net income	—	—	—	—	—	686	—	686
Other comprehensive income, net of tax	—	—	—	—	147	—	—	147
Total comprehensive income								833
Cash dividends declared on common stock ($2.56 per share)	—	—	—	—	—	(393)	—	(393)
Purchase of common stock	—	(10.0)	—	—	—	—	(580)	(580)
Net issuance of common stock under employee stock plans	—	2.4	—	(16)	—	(26)	139	97
Share-based compensation	—	—	—	59	—	—	—	59
Employee deferred compensation obligations	—	—	—	1	—	—	(1)	—
BALANCE AT DECEMBER 31, 2007	$—	150.0	$894	$564	$(177)	$5,497	$(1,661)	$5,117
Net income	—	—	—	—	—	213	—	213
Other comprehensive loss, net of tax	—	—	—	—	(132)	—	—	(132)
Total comprehensive income								81
Cash dividends declared on common stock ($2.31 per share)	—	—	—	—	—	(348)	—	(348)
Purchase of common stock	—	—	—	—	—	—	(1)	(1)
Issuance of preferred stock and related warrants	2,126	—	—	124	—	—	—	2,250
Accretion of discount on preferred stock	3	—	—	—	—	(3)	—	—
Net issuance of common stock under employee stock plans	—	0.5	—	(19)	—	(14)	33	—
Share-based compensation	—	—	—	53	—	—	—	53
BALANCE AT DECEMBER 31, 2008	$2,129	150.5	$894	$722	$(309)	$5,345	$(1,629)	$7,152

BUSINESS SEGMENT FINANCIAL RESULTS

Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended December 31, 2008	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$329	$129	$38	$(66)	$4	$434
Provision for loan losses	139	43	13	—	(3)	192
Noninterest income	62	49	73	12	(22)	174
Noninterest expenses	172	180	80	3	(24)	411
Provision (benefit) for income taxes (FTE)	26	(11)	5	(19)	(15)	(14)
Income from discontinued operations, net of tax	—	—	—	—	1	1
Net income (loss)	$54	$(34)	$13	$(38)	$25	$20
Net credit-related charge-offs	$101	$23	$9	$—	$—	$133

Selected average balances:
Assets	$41,364	$7,007	$4,879	$10,927	$1,804	$65,981
Loans	40,244	6,380	4,724	(4)	(6)	51,338
Deposits	13,839	17,065	2,255	6,842	315	40,316
Liabilities	14,417	17,053	2,300	25,170	740	59,680
Attributed equity	3,341	665	341	975	979	6,301

Statistical data:
Return on average assets (1)	0.51%	(0.76)%	1.05%	N/M	N/M	0.12%
Return on average attributed equity	6.36	(20.18)	15.03	N/M	N/M	0.19
Net interest margin (2)	3.23	3.00	3.13	N/M	N/M	2.82
Efficiency ratio	44.10	100.79	75.73	N/M	N/M	68.19

			Wealth &
	Business	Retail	Institutional
Three Months Ended September 30, 2008	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$323	$142	$37	$(26)	$(9)	$467
Provision for loan losses	135	33	7	—	(10)	165
Noninterest income	75	80	71	20	(6)	240
Noninterest expenses	175	161	180	3	(5)	514
Provision (benefit) for income taxes (FTE)	23	7	(28)	(7)	6	1
Income from discontinued operations, net of tax	—	—	—	—	1	1
Net income (loss)	$65	$21	$(51)	$(2)	$(5)	$28
Net credit-related charge-offs	$95	$17	$4	$—	$—	$116

Selected average balances:
Assets	$41,357	$7,046	$4,759	$10,096	$1,605	$64,863
Loans	40,506	6,362	4,624	(3)	19	51,508
Deposits	14,933	16,596	2,351	5,588	445	39,913
Liabilities	15,633	16,583	2,359	24,359	854	59,788
Attributed equity	3,318	656	340	878	(117)	5,075

Statistical data:
Return on average assets (1)	0.64%	0.48%	(4.29)%	N/M	N/M	0.18%
Return on average attributed equity	7.98	12.53	(60.04)	N/M	N/M	2.25
Net interest margin (2)	3.17	3.40	3.17	N/M	N/M	3.11
Efficiency ratio	43.92	82.39	N/M	N/M	N/M	75.53

			Wealth &
	Business	Retail	Institutional
Three Months Ended December 31, 2007	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$331	$160	$36	$(30)	$(8)	$489
Provision for loan losses	88	26	1	—	(7)	108
Noninterest income	79	55	73	16	7	230
Noninterest expenses	186	181	87	3	(7)	450
Provision (benefit) for income taxes (FTE)	43	3	8	(9)	(1)	44
Income from discontinued operations, net of tax	—	—	—	—	2	2
Net income (loss)	$93	$5	$13	$(8)	$16	$119
Net credit-related charge-offs	$50	$14	$—	$—	$—	$64

Selected average balances:
Assets	$41,327	$6,998	$4,321	$6,785	$1,076	$60,507
Loans	40,285	6,229	4,146	5	34	50,699
Deposits	15,931	17,254	2,552	6,622	8	42,367
Liabilities	16,765	17,266	2,561	18,472	356	55,420
Attributed equity	3,073	872	353	724	65	5,087

Statistical data:
Return on average assets (1)	0.89%	0.11%	1.21%	N/M	N/M	0.79%
Return on average attributed equity	12.02	2.33	14.88	N/M	N/M	9.35
Net interest margin (2)	3.25	3.69	3.43	N/M	N/M	3.43
Efficiency ratio	45.54	84.52	79.55	N/M	N/M	62.76

(1) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2) Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE - Fully Taxable Equivalent

N/M – Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS

Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended December 31, 2008	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$202	$157	$72	$11	$38	$16	$(62)	$434
Provision for loan losses	59	70	19	14	27	6	(3)	192
Noninterest income	109	34	21	4	9	7	(10)	174
Noninterest expenses	217	113	64	11	17	10	(21)	411
Provision (benefit) for income taxes (FTE)	19	6	6	(3)	(11)	3	(34)	(14)
Income from discontinued operations, net of tax	—	—	—	—	—	—	1	1
Net income (loss)	$16	$2	$4	$(7)	$14	$4	$(13)	$20
Net credit-related charge-offs	$38	$65	$8	$6	$16	$—	$—	$133

Selected average balances:
Assets	$19,945	$16,243	$8,215	$1,938	$4,608	$2,301	$12,731	$65,981
Loans	18,966	16,032	7,974	1,942	4,248	2,186	(10)	51,338
Deposits	16,204	10,762	4,070	222	1,206	695	7,157	40,316
Liabilities	16,733	10,716	4,090	216	1,330	685	25,910	59,680
Attributed equity	1,613	1,381	650	146	405	152	1,954	6,301

Statistical data:
Return on average assets (1)	0.30%	0.06%	0.20%	(1.47)%	1.22%	0.72%	N/M	0.12%
Return on average attributed equity	3.70	0.65	2.49	(19.50)	13.93	10.96	N/M	0.19
Net interest margin (2)	4.20	3.87	3.56	2.25	3.55	2.82	N/M	2.82
Efficiency ratio	70.07	59.48	68.41	72.92	39.75	43.13	N/M	68.19

							Finance
					Other		& Other
Three Months Ended September 30, 2008	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$196	$169	$73	$12	$37	$15	$(35)	$467
Provision for loan losses	52	82	18	7	15	1	(10)	165
Noninterest income	142	38	27	4	7	8	14	240
Noninterest expenses	203	112	61	10	119	11	(2)	514
Provision (benefit) for income taxes (FTE)	31	4	8	—	(45)	4	(1)	1
Income from discontinued operations, net of tax	—	—	—	—	—	—	1	1
Net income (loss)	$52	$9	$13	$(1)	$(45)	$7	$(7)	$28
Net credit-related charge-offs	$44	$51	$9	$3	$9	$—	$—	$116

Selected average balances:
Assets	$19,754	$16,627	$7,945	$1,900	$4,559	$2,377	$11,701	$64,863
Loans	19,070	16,381	7,691	1,900	4,189	2,261	16	51,508
Deposits	15,858	11,729	3,956	262	1,299	776	6,033	39,913
Liabilities	16,475	11,698	3,973	258	1,396	775	25,213	59,788
Attributed equity	1,631	1,367	623	131	406	156	761	5,075

Statistical data:
Return on average assets (1)	1.07%	0.21%	0.65%	(0.25)%	(3.93)%	1.24%	N/M	0.18%
Return on average attributed equity	12.91	2.61	8.22	(3.62)	(44.21)	18.83	N/M	2.25
Net interest margin (2)	4.08	4.09	3.75	2.53	3.48	2.64	N/M	3.11
Efficiency ratio	64.14	54.68	63.16	67.40	N/M	44.21	N/M	75.53

							Finance
					Other		& Other
Three Months Ended December 31, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$212	$178	$74	$11	$36	$16	$(38)	$489
Provision for loan losses	20	93	7	5	(7)	(3)	(7)	108
Noninterest income	120	35	23	4	16	9	23	230
Noninterest expenses	218	121	67	11	26	11	(4)	450
Provision (benefit) for income taxes (FTE)	34	2	9	—	3	6	(10)	44
Income from discontinued operations, net of tax	—	—	—	—	—	—	2	2
Net income (loss)	$60	$(3)	$14	$(1)	$30	$11	$8	$119
Net credit-related charge-offs	$38	$22	$3	$—	$1	$—	$—	$64

Selected average balances:
Assets	$19,176	$17,137	$7,677	$1,732	$4,643	$2,281	$7,861	$60,507
Loans	18,564	16,615	7,381	1,719	4,229	2,152	39	50,699
Deposits	16,056	13,012	3,935	299	1,556	879	6,630	42,367
Liabilities	16,737	13,044	3,953	297	1,673	888	18,828	55,420
Attributed equity	1,766	1,264	634	112	369	153	789	5,087

Statistical data:
Return on average assets (1)	1.24%	(0.06)%	0.73%	(0.21)%	2.57%	1.87%	N/M	0.79%
Return on average attributed equity	13.51	(0.81)	8.79	(3.29)	32.36	27.81	N/M	9.35
Net interest margin (2)	4.51	4.24	3.95	2.67	3.38	2.80	N/M	3.43
Efficiency ratio	65.68	56.97	69.30	73.50	50.04	47.13	N/M	62.76

(1) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2) Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE - Fully Taxable Equivalent

N/M – Not Meaningful